UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2005

UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 North Main Street

P.O. Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 8, 2005 the Registrant appointed Yount, Hyde & Barbour, P.C. (“Yount, Hyde”), as the principal independent accountant for its subsidiary Mortgage Capital Investors, Inc. (“MCI”), replacing Cherry, Bekaert & Holland, L.L.P. (the “Former Auditor”), which was the previous auditor for MCI. Yount, Hyde, which continues to be the principal independent accountant for the Registrant, relied in past years on the Former Auditor’s reports regarding MCI, a significant subsidiary of the Registrant. The Former Auditor was dismissed on July 8, 2005. The decision to change accountants was approved by the Audit Committee of the Registrant’s Board of Directors.

The Former Auditor’s reports on the financial statements for each of the fiscal years ended December 31, 2004 and December 31, 2003 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Registrant’s fiscal years ended December 31, 2004 and December 31, 2003, and through June 30, 2005, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

The Registrant requested that the Former Auditor furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 14, 2005, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

16.1	Cherry, Bekaert & Holland, L.L.P. letter to the Securities and Exchange Commission dated July 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

By:	/s/ D. Anthony Peay
D. Anthony Peay
Chief Financial Officer

July 14, 2005